UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 19, 2003

                            Fidelity Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                    000-29040                 65-0717085
   ---------------------       ------------------          -----------------
(State or other jurisdiction   (SEC File Number)            (I.R.S. Employer
    of incorporation)                                       Identification No.)

               205 Datura Street, West Palm Beach, Florida, 33401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (561) 803-9900


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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                           CURRENT REPORT ON FORM 8-K

Item 5.   Other Events

          On December 19, 2003 Fidelity Bankshares, Inc. (the "Company") completed the sale of $22 million in subordinated debentures to a special purpose trust organized for the purpose of selling $22 million in a pooled trust preferred offering managed by Sandler O'Neill & Partners, LP. A press release announcing the completion of the sale is included as an exhibit.

Item 7.  Exhibits

          Attached as an exhibit is the Company's press release dated December 22, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               Fidelity Bankshares, Inc.


DATE:  December 22, 2003              By:      /s/ Vince A. Elhilow
                                              ---------------------------------
                                              Vince A. Elhilow
                                              Chairman of the Board
                                               and Chief Executive Officer

                                  EXHIBIT INDEX

99.1              Press release dated December 22, 2003.

                                                                   EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

           Fidelity Bankshares Issues $22 Million in Trust Preferred
                Securities; Company Reaches $3 Billion In Assets
--------------------------------------------------------------------------------

West Palm Beach,  FL,  December 22, 2003 - Fidelity  Bankshares,  Inc.  (Nasdaq:
FFFL) the holding company for Fidelity Federal Bank & Trust, announced today that it has issued $22 million in trust preferred securities through a special purpose trust subsidiary in a pooled transaction. These securities will pay a floating rate of 285 basis points above the three-month LIBOR rate. Approximately $20 million of the proceeds will be invested in Fidelity Federal Bank & Trust to provide additional capital for the bank's continuing asset growth and franchise expansion.

The company also announced that as of December 22, 2003, it has reached $3 billion in assets on a consolidated basis, a major milestone in the company's 51-year operating history.

Through November 30th, 2003, the bank's deposits have increased by $536 million, or 28% since December 31, 2002. In addition, the bank's core deposits now comprise 71% of all deposits, compared to less than 60% of deposits at December 31, 2002. The bank is now fourth in deposit market share in Palm Beach County. The bank expects to continue opening about three new branch offices per year.

The company said it sold $41 million of securities in December, incurring a pre-tax loss of approximately $2.5 million. The proceeds from these securities, which had been yielding interest at 1.84%, have been invested in mortgage-backed securities yielding 4.15%.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, operates 41 branch offices and four loan production offices in Palm Beach, Martin, St. Lucie, Indian River and Broward counties in Florida. The bank offers traditional banking products as well as trust, investment and insurance services, a full line of mortgage and commercial loans and business banking services including loans and lines of credit.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

For more information contact Chairman and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383. Email: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: http://www.hawkassociates.com.